UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

Capital Growth Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173
(Address of Principal Executive Offices, Including Zip Code)

(630) 872-5800
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 5, 2007, Capital Growth Systems, Inc., a Florida corporation (the “Company”) entered into an employment agreement with Mr. Robert A. Pollan pursuant to which Mr. Pollan was hired to serve as the Company’s Chief Information & Strategy Officer.

The employment agreement provides for (i) a two year term; (ii) an initial base salary equal to $200,000 per annum during the term of the agreement; (iii) an annual cash bonus initially of up to $200,000, as determined by the Company’s board of directors, based on certain performance goals established by the Company’s board of directors and the Company’s chief executive officer; (iv) a non-solicitation covenant during the term of the employment agreement and for a period of one year thereafter; (vi) other benefits that are generally available to the Company’s executives; (vii) the granting to Mr. Pollan of options to purchase 500,000 shares of the Company’s common stock at $0.98 per share, with 25% percent of such options vesting immediately and on each one year anniversary of the employment date; (viii) the granting to Mr. Pollan of performance options to purchase up to 1 million shares of the Company’s common stock at $0.98 per share which vest upon the Company exceeding certain revenue and gross margin objectives; and (ix) termination of the employment agreement (A) by the Company for “cause” or the disability of Mr. Pollan, (B) automatically upon the death of Mr. Pollan, (C) by Mr. Pollan for “good reason,” or (D) by Mr. Pollan within six months of a “change in control” which is defined to include the acquisition by an individual or group or at least 50% of the common stock or combined voting power of the Company.

The employment agreement defines “cause” to include: (i) an act or acts of personal dishonesty taken by Mr. Pollan and intended to result in his substantial personal enrichment at the expense of the Company; (ii) repeated violations by Mr. Pollan of his duties and obligations under the agreement which are demonstrably willful and deliberate on his part and which are not remedied in a reasonable period of time after receipt of written notice from the Company; or (iii) the conviction of a felony. The employment agreement defines “good reason” to include: (a) the assignment of any duties inconsistent in any respect with Mr. Pollan’s position, authority, duties or responsibilities as contemplated by the agreement or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, (b) the Company’s failure to comply with any of its material obligations under the agreement, (c) the Company requiring Mr. Pollan to be based at any office or location outside of Wayne, Pennsylvania, (d) the Company’s failure to appoint Mr. Pollan to the board, or (e) the Company terminating the agreement except as expressly provided in the agreement.

If the employment term is terminated by Mr. Pollan for good reason or by the Company other than for cause, then the Company agrees (i) to pay Mr. Pollan any accrued but unpaid salary, bonus and benefits; (ii) to continue Mr. Pollan’s salary for a period of one year from the date of termination, and (iii) that all of Mr. Pollan’s unvested options shall immediately vest and all unexercised options remain exercisable for a period of two years.

If the employment term is terminated by reason of Mr. Pollan’s death or disability, then, in addition to any accrued but unpaid salary and benefits, Mr. Pollan (or his estate or guardian, as applicable) shall have one year from the date of termination to exercise any options which had vested on or before the termination date but which were not exercised.

If the employment agreement is terminated by the Company for cause, then the Company agrees to pay Mr. Pollan any accrued but unpaid salary, bonus and benefits; further Mr. Pollan shall have thirty days to exercise any vested but unexercised options and all non-vested options shall immediately terminate.

If Mr. Pollan terminates the agreement within six months following a change in control for good reason, then in addition to any severance due to Mr. Pollan as a result of his good reason termination, the Company shall pay to Mr. Pollan three times his average base salary for the prior three years (or such lesser period of time that Mr. Pollan had been employment by the Company). If Mr. Pollan terminates the agreement within six months following a change in control without good reason, then the Company shall pay Mr. Pollan one and a half times his average base salary for the prior three years (or such lesser period of time that Mr. Pollan had been employment by the Company). Further, under either scenario, all unvested options shall immediately vest and become exercisable for a period of two years.

Item 3.02 Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

See Item 1.01 for a description of the options to purchase shares of the Company’s common stock issued to Mr. Pollan in connection with his employment with the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2007, the Company entered into an employment agreement with Mr. Pollan, pursuant to which Mr. Pollan was hired to serve as the Company’s Chief Information & Strategy Officer.

Mr. Pollan, age 46, has a combination of large company and entrepreneurial background in Europe and the United States. Working at General Electric, Mr. Pollan completed a multi-year General Electric Management Development Program rotation focused on industrial automation businesses. He variously served GE Capital Corp as division CEO, CTO, and VP of Business Development. Mr. Pollan spent several years in Central Europe in the early 1990s, where he led the Central European industrial organizational and financial restructuring, and subsequently privatized the Szczecin Shipyard in Poland. His achievements became the subject of a 1995 Harvard Business Review article citing it as a model of post-communism management.

Mr. Pollan was one of the four initial managing directors of Internet Capital Group (Nasdaq: ICGE), a leading B2B holding company. Upon leaving ICGE at the end of 2000, Mr. Pollan served in operating roles at Universal Access (Nasdaq: UAXS) and Mobility Technologies, now Traffic.com (Nasdaq: TRFC) which were part of the ICGE network.

Mr. Pollan is a graduate of the Harvard Business School with an MBA with distinction. Prior to Harvard, he graduated from the University of Pennsylvania’s Management and Technology Program (Wharton and Moore Schools), with the dual degrees of BS Electrical Engineering and BS Economics, with honors.

For a description of Mr. Pollan’s employment agreement with the Company, see Item 1.01, above.

Item 9.01 Financial Statements and Exhibits

(b)	Exhibits

10.1	Employment Agreement, dated February 5, 2007, by and between the Company and Robert A. Pollan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

/s/ Derry L. Behm
By: Derry L. Behm
Its: Chief Financial and Accounting Officer

Dated: February 9, 2007